                                  SCHEDULE 14A
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                            U.S. Wireless Data, Inc.
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U.S. WIRELESS DATA, INC.
750 Lexington Avenue
New York, New York 10022

NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of U.S. Wireless Data, Inc.:

         The 2000 Annual Meeting of Shareholders of U.S. Wireless Data, Inc. (the "Company") will be held at the New York Helmsley Hotel, TurtleBay Room, 212 East 42nd Street, New York, New York, 10017 at 2:00 p.m., Eastern time, on December 12, 2000, for the following purposes:

                 1. To elect a Board of Directors for the ensuing year;

                 2. To ratify the appointment of M.R. Weiser & Co. LLP as the independent auditors and public accountants for the Company for the fiscal year ending June 30, 2001; and

                 3. To transact such other business as may properly come before the meeting.

        All shareholders are invited to attend the meeting. Shareholders of record at the close of business on October  18, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open to examination by shareholders beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Company’s principal office at 750 Lexington Avenue, New York, New York 10022.

        Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                                                                                              By Order of the Board of Directors

                                                                                                              Dean M. Leavitt
                                                                                                              Chairman and Chief Executive Officer

New York, New York
October 30, 2000

U.S. WIRELESS DATA, INC.
750 Lexington Avenue
New York, New York 10022

(212) 750-7766

PROXY STATEMENT

Solicitation and Revocability of Proxy

        This proxy statement (“Proxy Statement”) and the accompanying proxy (“Proxy”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of U.S. Wireless Data, Inc., a Delaware corporation (the “Company”), for use at the 2000 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the New York Helmsley Hotel, TurtleBay Room, 212 East 42nd Street, New York, New York, 10017, at 2:00 p.m., Eastern time, on December 12, 2000, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

        A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

        The mailing address of the Company’s principal executive office is 750 Lexington Avenue, New York, New York 10022, and its telephone number at this office is (212) 750-7766.

Shares Outstanding, Voting Rights and Proxies

        Holders of shares of the Company’s common stock, .01 par value per share (the “Common Stock”), and the Company’s Series C Convertible Preferred Stock, .01 par value per share (the “Series C Preferred Stock”) of record at the close of business on October 18, 2000 (the “Record Date”) are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding 9,528,277 shares of Common Stock and 5,586,600 shares of Series C Preferred Stock, convertible into an aggregate of 9,311,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each holder of Series C Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of the Series C Preferred Stock and votes together with the Common Stock as one class on all matters submitted to a vote of the stockholders of the Company, except that holders of the Series C Preferred Stock are entitled to elect two of the Company’s directors (the “Series C Directors”).

        The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Annual Meeting. The approval of a plurality of the shares present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for election of five of the seven nominees for director. The holders of a plurality of the shares of Series C Preferred Stock present in person or represented by Proxy, assuming a quorum of holders of Series C Preferred Stock at the Annual Meeting, voting separately as a class, have the right to elect two directors. In all other matters, the approval of a majority of the shares present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for the adoption of such matters.

        The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares of Common Stock and Series C Preferred Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or “against” any other proposal to be considered at the Annual Meeting.

        The persons named as proxies are Dean M. Leavitt and Peter J. Adamski. All shares of Common Stock and Series C Preferred Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock and Series C Preferred Stock represented by such Proxy will be voted FOR the Board’s nominees for director, FOR the nominees for Series C Directors and FOR the approval of M.R. Weiser & Company, LLP, as the Company's independent auditors and public accountants for the fiscal year ended June 30, 2001 and in accordance with the Proxy holder’s best judgment as to any other matters raised at the Annual Meeting.

DISSENTERS' RIGHTS

        Under Delaware law, shareholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

        The approximate date on which this Proxy Statement and the accompanying form of Proxy are being mailed to shareholders is November 6, 2000.

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INFORMATION RELATING TO VARIOUS PROPOSALS

Information Concerning Directors

        At the time of the Annual Meeting, the Board will consist of seven incumbent members who are seeking to be elected at the meeting to hold office until the next annual or special meeting of shareholders at which a new Board is elected and until their successors shall have been elected and qualified. It is intended that the accompanying Proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the Proxy. Each of the nominees is currently a director of the Company.

        Dean M. Leavitt, Alvin C. Rice and Chester N. Winter, all of whom are incumbent directors, have been nominated by the Board for election as directors of the Company. Barry A. Kaplan and Edwin Cooperman, both of whom are incumbent directors, have been nominated by or on behalf of the holders of the Company’s Series C Preferred Stock for election as directors of the Company. Amy L. Newmark and Michael S. Falk, both of whom are incumbent directors, have been nominated by the Board pursuant to an agreement which gives Commonwealth Associates, L.P. ("Commonwealth") the right to designate two individuals for election as directors of the Company. For a further discussion of this right and other transactions with Commonwealth, see “Certain Relationships and Related Transactions—Transactions with Commonwealth and Dean M. Leavitt - Private Placement.” All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the Proxy will vote for the election of any other person who may be recommended and nominated by the Board, the holders of Series C Preferred Stock or Commonwealth, as applicable, for the office of director. The persons named in the accompanying Proxy intend to vote for the election as director of the nominees listed herein. Information regarding directors is set forth below.

        The following table sets forth certain information with respect to each person who is currently a director and/or executive officer of the Company and the individuals nominated and recommended to be elected by the Board and is based on the records of the Company and information furnished to it by such persons. Reference is made to “Security Ownership of Certain Beneficial Owners and Management” for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

Directors and Executive Officers

The following table contains certain information with respect to the directors and executive officers of the Company.

Name                                                                      Age                                                                Principal Occupation                                                                           Director Since

Dean M. Leavitt                41   Chief Executive Officer and Chairman of the Board of the        May 1999
                                    Company

Edwin M. Cooperman             56   Chairman of the Board of Directors of Tutor Time Learning       March 2000
                                    Systems, Inc.

Michael S. Falk                38   Chief Executive Officer of Commonwealth Associates, L.P.        March 2000

Barry A. Kaplan                44   Managing Director                                               March 2000
                                    Goldman, Sachs & Co.

Amy L. Newmark                 43   Private Investor                                                March 2000

Alvin C. Rice                  77   Vice Chairman of Merchant's Group International, Inc.           June 1998

Chester N. Winter              68   General Partner of Colorado Incubator Fund, L.P.                February 1994

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        Dean M. Leavitt. Mr. Leavitt became the Chief Executive Officer and Chairman of the Board of the Company on May 3, 1999. Prior to joining the Company, Mr. Leavitt was President of US Data Capture, Inc., which is headquartered in Greenwich, Connecticut. US Data Capture is a “boutique” credit card processing company which Mr. Leavitt founded in 1991. US Data Capture specializes in formulating and implementing sophisticated credit card acceptance applications for clients such as hospitals, universities, municipalities, publishing houses, professional sports teams and sporting events, transportation companies and other card-accepting organizations. Prior to founding US Data Capture, Mr. Leavitt served as Senior Vice President and Director of Finance at Rosenschein Properties, a real estate development company, Senior Vice President of Finance at Kellogg Properties, a real estate acquisitions and development firm, and as an associate in the Private Placements Department at Sybedon Corporation, an investment banking firm that served the real estate community. Mr. Leavitt holds a Bachelor of Arts degree in economics and psychology from Emory University in Atlanta, Georgia.

        Alvin C. Rice. Mr. Rice is a Vice Chairman of Merchant's Group International, Inc., a private merchant bank located in San Francisco, California, that he joined on April 1, 1999. Prior to April 1, 1999, and since June 1, 1998, Mr. Rice was affiliated with entrenet Group, LLC, a management and consulting limited liability company, as a senior associate. He became a director of the Company on June 1, 1998. His career in banking, investment banking and commercial business management has spanned over 40 years. He served as Chairman of California Bancorp Systems, Inc. from January 1994 until December 1997 and as Chairman of the First National Bank of Marin from 1989 until December 1993. Formerly, Mr. Rice was a Vice Chairman of Bank of America. Mr. Rice has also served as a Director of Memorex Corporation, Fairchild Camera & Instrument Co., Tandem Corporation and the Montreal Trust Company. He is a cum laude and Phi Beta Kappa graduate of Stanford University from which he received a B.A. degree. He attended the Graduate School of Banking at the University of Wisconsin and Harvard's Advanced Management Program.

        Amy L. Newmark. Ms. Newmark is a private investor in the technology, Internet and telecommunications fields. Ms. Newmark is a director of Parker Vision, Inc., Verso Technologies, Inc., QO.com, Query Object Systems Corp., and Cereus Technology Partners, Inc. From 1995 to 1997, she was Executive Vice President--Strategic Planning at Winstar Communications, Inc., a telecommunications, Internet, and media company. From 1993 to 1995, Ms. Newmark was the general partner of Information Age Partners, a hedge fund investing primarily in technology and emerging growth companies. Prior to that she was a securities analyst specializing in telecommunications and technology companies. Ms. Newmark graduated magna cum laude from Harvard College in 1979, and is a Chartered Financial Analyst.

        Barry A. Kaplan. Mr. Kaplan is a Managing Director at Goldman, Sachs & Co. in the Investment Research Department, where he co-heads the firm's U.S. Communications, Media and Entertainment efforts, and covers the wireless communications and cable television industries. Prior to joining Goldman, Sachs in 1986, Mr. Kaplan was an analyst at Bear, Stearns & Co. and A.G. Becker Inc. and, before that, worked in the broadcasting industry. He is a Chartered Financial Analyst and a member of the New York Society of Security Analysts and the Media and Entertainment Analysts Association of New York. He is also a member of the Board of Overseers of the Brandeis University Graduate School of International Economics and Finance. Mr. Kaplan graduated from Brandeis University in 1977, and received his MBA from the Wharton School of the University of Pennsylvania in 1980.

        Chester N. Winter. Mr. Winter is a general partner of Touchstone Capital Group LLP. He is the manager of NewWest Mezzanine Fund L.P. NewWest is a Licensed Small Business Investment Company (SBIC) providing growth and expansion capital for small and medium size businesses in the Rocky Mountain region. Mr. Winter is also the general partner of Colorado Incubator Fund, L.P., a venture capital fund which invests in early stage high technology enterprises, including software, materials, medical and bio-technology, a position he has held since 1991. Since March 1993, he has also been Vice President of Paradigm Partners, LLC, a consulting company. Mr. Winter became a director of the Company in February 1994. From February 1994 until September 1995 he served as Chairman of Highland Energy, Inc., a subsidiary of Eastern Utility Associates. He holds B.A. and M.S. degrees in Economics from the University of Colorado and has completed the Owner/President Management Program at Harvard University Graduate School of Business.

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        Edwin M. Cooperman. Mr. Cooperman is a chairman and CEO of Edmore Investments, a privately held consulting firm. Additionally, Mr. Cooperman is Chairman of the Board of Tutor Time Learning Systems, Inc., a privately held company engaged in pre-school education and childcare, and he is also a principal of T.C. Solutions, a privately held investment and financial services consulting firm. Mr. Cooperman holds directorships in a number of additional privately held companies. Previously, Mr. Cooperman was Chairman of the Travelers Bank Group and Executive Vice President, Travelers Group, where he was responsible for strategic marketing, the integration of Travelers brands and products, joint and cross marketing efforts and corporate identity strategies, as well as expanding the Travelers Bank Group’s credit card run in portfolios. After joining Travelers in 1991, Mr. Cooperman became Chairman and CEO of Primerica Financial Services Group, which comprises Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Previous to this, Mr. Cooperman had a distinguished career at American Express. Starting there as an attorney in 1972, he ultimately became Chairman and Co-Chief Executive of Travel Related Services, North America responsible for the core North American businesses of that company, including the American Express Card, American Express Travel Services, American Express Corporate Card, card member investments, insurance, and lending products and services. Mr. Cooperman graduated from Queens College in 1964, earned a J.D. from Ohio State University Law School and an L.L.M. degree from NYU School of Law. He went on to become an associate professor at the U.S. Military Academy at West Point.

        Michael S. Falk. Mr. Falk is the co-founder and currently the Chief Executive Officer of Commonwealth Associates, L.P., a New York-based merchant bank founded in 1988 that specializes in early-stage investments in Internet, technology and telecommunications businesses. Mr. Falk has served as an officer of Commonwealth since 1988 and as its Chief Executive Officer since 1995. Mr. Falk has also served as a director of FutureLink Corporation, an Application Service Provider (“ASP), since 1999, and as a director of Intelispan, Inc., a managed network services provider, since 2000. Mr. Falk is also a director of EB2B Commerce, Inc. Mr. Falk holds a B.A. degree with honors in Economics from Queens College and attended the Stanford University Executive Program for Smaller Companies.

Committees of the Board—Board Meetings

        The audit committee of the Board was established in May 2000. The audit committee recommends engagement of the Company’s independent accountants, approves services performed by such accountants, and reviews and evaluates the Company’s accounting system of internal controls. The members of the audit committee are Messrs. Cooperman, Rice and Winter. The audit committee has not yet met as of the date of this Proxy Statement.

        During the fiscal year ended June 30, 2000, the Board held 14 meetings and acted twice by consent. All directors in office at that time attended more than 75% of the aggregate number of these meetings of the Board.

        The Company reconstituted its compensation committee as of May 4, 2000, which had theretofore been inactive. The compensation committee consists of Messrs. Kaplan and Winter and Ms. Newmark. This committee approves salaries and other compensation arrangements for the executive officers of the Company. This committee is also authorized to approve option grants to eligible employees under the Company's stock option plans. The compensation committee has met three times since its formation.

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Other Executive Officers

The other executive officers of the Company who are not also directors are:

Name                                                                                      Age                                                               Position with the Company                                              Officer Since

Peter J. Adamski                    47   Senior Vice President, Chief Financial Officer and         September 2000
                                         Treasurer

Charles I. Leone                    39   Senior Vice President, Chief Operating Officer
                                         and Secretary                                              February 2000

John H. (Jack) Perveiler            49   Vice President/National Sales Manager                      February 2000

Marc R. Shultz                      45   Vice President of Business Development                     January 2000

        Peter J. Adamski. Mr. Adamski joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in September 2000. He previously served as Vice President - Finance and Chief Financial Officer of Hahn Automotive Warehouse from 1998 to 2000. Prior to that, Mr. Adamski was employed by Bausch & Lomb from 1995 to 1998 as a Director in Corporate Business Development and Strategic Global Sourcing. From 1979 to 1995, he was employed by Johnson & Johnson in various finance and merger & acquisition positions and during the last 10 years served as a Controller of the McNeil Division. Mr. Adamski has also worked for Arthur Andersen & Co. as an auditor, is a licensed Certified Public Accountant and received his B.A. in Psychology and M.B.A. in Accounting from Rutger's University.

        Charles I. Leone. Mr. Leone joined the Company as Chief Financial Officer and Chief Operating Officer in February 2000. He currently serves as Senior Vice President, Chief Operating Officer and Secretary of the Company. Mr. Leone previously served as Senior Vice President, Systems and Finance, Retail Division for Phoenix Investment Partners, Ltd., a leading U.S. investment management company ("Phoenix"). Mr. Leone served as Chief Financial Officer and a First Vice President of Zweig/Glaser Advisers and Zweig Securities Corp. and as an executive officer and/or director of various affiliates of such entities. He joined these entities at their formation in 1989 and served with them until their acquisition by Phoenix on March 1, 1999. Prior to that, Mr. Leone was in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and McGladrey & Pullen. Mr. Leone is a Certified Public Accountant and received a B.S. in Accounting from C. W. Post Center of Long Island University.

        John H. (Jack) Perveiler. Mr. Perveiler became the Company’s Vice President/National Sales Manager in February 2000. Prior to joining the Company, Mr. Perveiler spent five years as Vice President Sales for the Central and Western Regions for Hypercom Corporation. Hypercom Corporation is a world leader in transaction processing providing POS terminals, software, networking and services to the merchant acquiring industry. From 1991 to 1995, he was District Sales Manager for Atalla Corporation, a wholly owned subsidiary of Tandem (now Compaq Computer). While at Atalla he was responsible for the development and sale of the Company’s first POS terminal products which resulted in the sale of the new POS terminal to Kmart Corporation. Previous to this, he spent 10 years with Unisys Corporation where he developed and sold custom software applications to the retail banking market. Mr. Perveiler received a B.S. in Psychology from Chicago State University.

        Marc R. Shultz. Mr. Shultz became the Company’s Vice President of Business Development in January 2000, after serving as a Senior Account Executive of the Company since May 1999. From May 1997 through May 1999, he was the Director of Sales for Intellect Electronics, the United States division of an international manufacturer of wireless POS terminals. From May 1994 through May 1997, Mr. Shultz designed and sold the iq Transaction Processing System (“iq TPS”) for Diebold, Incorporated, the leading manufacturer of ATM machines in the United States. iq TPS combines university identification cards, ATM cards and Smart Cards into a single instrument and was recognized by the Smithsonian Institute with a 1999 Laureate Award as one of the six best innovations in the Finance, Insurance and Real Estate industries worldwide. Mr. Shultz also has experience with Buypass, Incorporated and McDonnell Douglas Payment Systems Company, two of the leading processors in the credit card industry. Mr. Shultz holds a Bachelor of Science degree in Business Administration and Marketing from California State University, Northridge.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS1 /

        The transactions described below are relevant to the election of directors because these transactions occurred at a time when Messrs. Leavitt, Rice and Winter were members of the Board. To the extent that such transactions relate to their ability to act as directors, shareholders should consider them.

Transactions with Commonwealth and Dean M. Leavitt

Bridge Financing

        On December 23, 1999, the Company entered into an agreement with Commonwealth in connection with the private placement (the “Private Placement”) of the Company’s Series C Preferred Stock and Common Stock Purchase Warrants. The securities issued in the Private Placement and in the bridge financing described below have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        In connection with the engagement of Commonwealth, the Company entered into an agreement with ComVest Capital Management, LLC (“ComVest”), an affiliate of Commonwealth, pursuant to which ComVest lent the Company $1,000,000 and Dean M. Leavitt, the Company’s Chairman and Chief Executive Officer lent the Company $100,000 (the “Bridge Financing”). ComVest and Mr. Leavitt subsequently lent the Company an additional $250,000 and $25,000, respectively. The loans were secured by substantially all of the Company’s assets pursuant to general security agreements and bore interest at a rate of 8% per annum. The notes were due on the earlier of (x) the date a change of control (as defined in the note) occurs, (y) the date the Company concludes a debt or equity financing in which the Company receives at least $5,000,000 of gross proceeds, or (z) December 30, 2000. The notes included certain negative covenants, including prohibitions on the payment of certain dividends, redemptions and asset sales and limitations on the incurrence of indebtedness, liens and the issuance, prior to March 31, 2000, of securities not specifically exempted. The lenders had the option to convert the outstanding principal amount of the notes into securities issued in connection with any private placement transaction on the same terms as investors in such placement. In addition, the Company agreed to appoint a designee of Commonwealth to the Board and to allow an observer to be present at all meetings of the Board. In addition to the Bridge Financing, the Company also borrowed $125,000 from ComVest and $75,000 from Mr. Leavitt (the “Additional Notes”). The Additional Notes were due on demand and were interest free. The Company repaid the full outstanding amount of the Bridge Financing and the Additional Notes on March 18, 2000, with a portion of the proceeds from the Private Placement described below. The rights of ComVest under the Bridge Financing expired on March 18, 2000, when the loans were repaid.

        In connection with the Bridge Financing, the Company also issued ComVest and Mr. Leavitt warrants to purchase 3,340,840 shares and 340,909 shares, respectively, of Common Stock at an exercise price of $.04 per share. These warrants are fully exercisable at any time. On March 10, 2000, Commonwealth and Mr. Leavitt exercised their warrants with respect to 1,980,000 shares and 198,000 shares, respectively. The remaining warrants expire on December 30, 2006. ComVest and Mr. Leavitt have certain demand and “piggyback” registration rights, commencing in June 2000, as to the shares of Common Stock underlying the warrants.

Private Placement

        Commonwealth acted as placement agent in the Private Placement which closed on May 31, 2000 pursuant to which 558.66 Units were sold at $100,000 per Unit for aggregate proceeds of $55,866,000. Each Unit consists of 10,000 shares of the Company’s Series C Preferred Stock (which is initially convertible into 16,666 shares of Common Stock) and warrants to purchase Common Stock equal to 25% of the number of shares into which the Series C Preferred Stock is convertible.

        1/ Please note that the common stock numbers and per share prices in this section have been retroactively adjusted to give effect to the 1-for-4 reverse stock split that was effectuated on October 18, 2000.

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        The Series C Preferred Stock has a liquidation preference of $10 per share, plus accrued and unpaid dividends. The holders of Series C Preferred Stock are entitled to vote their shares of Series C Preferred Stock on an as converted basis with the holders of Common Stock as a single class on all matters submitted to a vote of the shareholders, except as otherwise required by applicable law and except that the holders of Series C Preferred Stock voting separately as a class have the right to elect two directors to the Board of Directors.

        Each share of Series C Preferred Stock is convertible at any time into a number of shares of Common Stock determined by dividing the liquidation value by the conversion price, initially $6.00 per share, which is subject to adjustment for stock splits, recapitalizations and other similar events. If the Company issues shares of Common Stock at a price per share less than the then current conversion price, then, subject to certain exceptions, the conversion price will be automatically reduced to such lower price and the number of shares issuable upon conversion of the Series C Preferred Stock shall be increased proportionately. The Series C Preferred Stock automatically converts into Common Stock (a) if, at any time after June 17, 2000, the average closing bid price of the Company’s Common Stock exceeds 300% of the conversion price for 20 consecutive trading days or (b) upon a public offering of the Company’s securities that raises gross proceeds in excess of $30,000,000.

        The warrants issued in connection with the Private Placement (the “Unit Warrants”) are exercisable for a period of seven years for an aggregate number of shares of Common Stock equal to 25% of the number of shares into which the Series C Preferred Stock is convertible, at an exercise price equal to the then conversion price. The initial exercise price is $6.00 per share, subject to adjustment under the same circumstances as the Series C Preferred Stock. The Unit Warrants are callable for a nominal price at the Company’s option on 30 days’ notice to the holders of the Unit Warrants if (a) the average closing bid price of the Company’s Common Stock for 20 consecutive trading days exceeds 300% of the exercise price, as adjusted, (b) the Company’s Common Stock is trading on a national securities exchange or Nasdaq SmallCap or National Market Systems, and (c) a registration statement covering the shares issuable upon exercise of the Unit Warrants has been declared effective and the shares issuable upon exercise of the Unit Warrants are not otherwise subject to any lock-up restrictions.

        The terms of the Series C Preferred Stock and the Unit Warrants may be amended, modified or waived by an agreement among the Company, Commonwealth and a committee to be designated by Commonwealth whose members hold in the aggregate not less than 20% of the outstanding Series C Preferred Stock and not less than 20% of the outstanding Unit Warrants.

        The Company has agreed to file a registration statement with respect to the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Unit Warrants under the Securities Act by mid-December 2000. The investors also have certain “piggyback” registration rights with respect to the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and the exercise of the Unit Warrants.

        Each investor who purchased Units in the Private Placement agreed that it will not sell, transfer or otherwise dispose of any of the securities sold in the Private Placement. Thereafter, investors may not sell, transfer or dispose of more than 25% of such securities during each of the following four 90-day periods. The lock-up period may be extended by Commonwealth for up to an additional six months from the closing of any public offering that is consummated prior to the end of the initial lock-up period, in which event there shall be no further lock-up at the end of such period. The Company’s officers, directors and certain other existing shareholders agreed to substantially the same lock-up provisions as set forth above.

        Several of the Company’s officers and directors purchased Units in the Private Placement. Dean M. Leavitt, the Company’s Chief Executive Officer and Chairman purchased 2.5 Units, Charles I. Leone, the Company’s Chief Operating Officer purchased 1 Unit and Robert E. Robichaud, the Company’s former Chief Financial and Accounting Officer, Treasurer and Secretary purchased .75 of a Unit. Edwin Cooperman, a member of the Board, purchased 1 Unit and each of Michael S. Falk and Amy Newmark, both also members of the Board, purchased 2.5 Units. Barry Kaplan, also a member of the Board, purchased 25 Units. Mr. Kaplan also received from Commonwealth at no charge a warrant to purchase 1.5 Units exercisable at $100,000 per Unit (from the warrants Commonwealth received as compensation in the Private Placement).

        As part of its compensation, Commonwealth received warrants to purchase 139.664 Units, exercisable at $100,000 per Unit, a commission equal to $3,910,620, which is 7% of the gross proceeds raised in the Private Placement, and a structuring fee equal to $1,675,980, which is 3% of the gross proceeds raised in the Private Placement. Pursuant to a prior agreement with Peter J. Solomon Securities Company Limited (“PJSC”) relating to financing transactions entered into by the Company, the Company issued to PJSC warrants to purchase 27.933 Units at $100,000 per Unit and paid PJSC a fee of $400,000. The warrants are exercisable commencing on the date of issuance and for seven years thereafter. The warrants were subsequently amended so that they may be exercised, at $1.50 per share, for the number of shares of common stock underlying the warrants.

8

        Commonwealth has the right under an Agency Agreement to designate two directors to the Board and the following individuals gave proxies to Commonwealth to vote for the election of such designees: Messrs. Leavitt and Leone, John H. Perveiler, the Company’s Vice President/National Sales Manager, Marc R. Shultz, the Company’s Vice President of Business Development, and Barry Kaplan, Alvin Rice and Chester Winter, each members of the Board. On March 29, 2000, four new directors joined the Board, including Michael S. Falk, the Chairman of Commonwealth, and Amy L. Newmark, both of whom were designated by Commonwealth.

        As a condition to the completion of the Private Placement, the Company agreed that the exercise price of a warrant owned by Dean M. Leavitt, the Company’s Chairman and Chief Executive Officer, to purchase 671,875 shares of Common Stock should be reduced from $12.00 per share to $5.86 per share, the market price of the Common Stock on January 4, 2000. See “Executive Compensation -- Current Employment Agreements and Change In Control Provisions Applicable to Executive Officers and Directors.”

        Commonwealth has been retained by the Company to provide financial advisory and other investment banking services. A $25,000 prepayment is included in other current assets at September 30, 2000.

Transactions with Cardservice International, Inc.

        From August 1994 through the present, Caesar Berger, a director of the Company until May 1999, was also an officer of the Company’s largest customer, Cardservice International, Inc. (“CSI”). Roger Peirce, another former officer and director of the Company was a “nonvoting” director of CSI. Sales to CSI approximated $310,000 and $564,000 in fiscal years 2000 and 1999, respectively.

        On October 28, 1998, the Company borrowed the principal amount of $500,000 from the Chief Executive Officer and 50% owner of CSI, Charles Burtzloff. The note bore interest at 8% per annum and was payable in full on the earlier of the receipt by the Company of proceeds from the sale of Common Stock to Mr. Burtzloff or January 1, 1999. In consideration for the loan, the Company also agreed to issue to Mr. Burtzloff a warrant exercisable to purchase 6,250 shares of Common Stock at $12.152 per share. The warrant expires on October 27, 2001. On March 19, 1999, the Company and Mr. Burtzloff agreed to convert the principal and accrued interest on the note into 147,303 shares of Common Stock. The shares were issued on June 24, 1999.

        During fiscal 1996, CSI purchased $162,500 of raw materials (point-of-sale terminal components) on behalf of the Company in exchange for 35,636 shares of Common Stock issued subsequent to June 30, 1996 at 150% of the then current fair market value plus registration rights after one year on all stock owned by CSI. This transaction increased CSI’s ownership in the Company from 2% to 5%. At June 30, 1998, CSI had completely divested its stock interest in the Company.

        Additionally, the Company provides sales rebates to CSI on POS-507 units sold by CSI to end users of product built with the raw materials purchased using the amounts advanced from CSI. Through June 30, 2000, a total of $93,000 had been paid under the agreement.

Transactions with Liviakis Financial Communications, Inc. ("LFC") and Certain LFC Affiliates

        In July 1997, the Company entered into a Consulting Agreement with Liviakis Financial Communications, Inc. and its affiliates, Messrs. John Liviakis and Robert B. Prag, pursuant to which LFC agreed to provide the Company with financial and business consulting and public and investor relations services (the “LFC Consulting Agreement”). The Company was obligated to pay LFC consulting fees of $10,000 in cash and 75,000 shares of its Common Stock over the one-year term of the LFC Consulting Agreement. Of the shares, 75% were issued to LFC and 25% to Mr. Prag. Pursuant to the LFC Consulting Agreement, the Company was also obligated to pay LFC cash equal to 2.5% of the gross proceeds received in any direct financing located for the Company by LFC.

        The Company also sold a total of 875,000 shares of Common Stock and warrants to purchase up to an additional 400,000 shares of Common Stock exercisable at $.04 per share to Mr. Liviakis (656,250 shares and 300,000 warrants) and Mr. Prag 206,250 shares and 100,000 warrants) in August 1997 for $500,000 in cash. The warrants were exercised during fiscal 1998 and 1999. Pursuant to this transaction, LFC and these affiliates became significant shareholders of the Company. The Common Stock issued for cash, under the LFC Consulting Agreement and upon exercise of the warrants to LFC and its affiliates, has certain registration rights (which include the right to register any other shares of the Company which they may possess at the time of any registration in which they have a right to include shares), including one-time demand rights and unlimited piggyback rights.

9

        Pursuant to the LFC Consulting Agreement, Messrs. Liviakis and Prag were granted the right to approve the appointment of certain officers and directors of the Company. Messrs. Liviakis and Prag approved the appointment of Messrs. Peirce and Russel to the Board during the first half of fiscal year 1999. Messrs. Liviakis and Prag no longer have the right to approve the appointment of officers and directors of the Company.

        Since the LFC related financing transaction and the LFC Consulting Agreement were entered into by the Company at approximately the same time, the Company treated these transactions as one transaction for accounting purposes. Based on the fair market value of the Common Stock as determined by an independent valuation, the initial 875,000 shares of Common Stock and warrants to purchase 400,000 shares of Common Stock issued in the transactions, net of cash proceeds received, were valued at approximately $1,285,000 and recorded as prepaid consulting services. The consulting services were amortized on a straight-line basis over the term of the LFC Consulting Agreement commencing with the July 25, 1997 effective date of the agreement. The 75,000 shares which were issuable over the term of the LFC Consulting Agreement were valued as such shares vested, and resulted in an additional $1,085,000 in consulting expenses during fiscal year 1998. All of these shares were included in the registration statement that became effective August 7, 1998. None of the shares were sold under the registration statement prior to the shares being removed from registration by a post-effective amendment filed as of June 24, 1999.

        In December 1997, the Company paid LFC $76,500 in connection with the closing of the sale of $3,060,000 of 8% Convertible Debentures which were due on December 31, 1999 but converted to Series A Preferred Stock in February 1998. The Company paid LFC $50,000 in conjunction with the July 1998 closing of the sale of $2,000,000 of 6% Convertible Subordinated Debentures due July 21, 2000.

        Between October 14 and November 30, 1997, the Company received several bridge loans from LFC in the total amount of $475,000. The Company was obligated to pay LFC interest on the amount borrowed at the rate of 9% per annum. The Company paid LFC the amount due on these loans, with interest at the stated rate, from the proceeds of the sale of the 8% Convertible Debentures sold in December 1997.

        On June 30, 1998, the Company and LFC extended LFC’s consulting relationship with the Company through a new consulting agreement covering the period from August 1, 1998 through March 15, 1999 (the “New LFC Agreement”). The terms of the New LFC Agreement are substantially the same as the original LFC Consulting Agreement. For services rendered under the New LFC Agreement, LFC received 72,500 shares of Common Stock, (valued at $17.50 per share) as a signing bonus upon execution of the New LFC Agreement. LFC received 75% of the shares and 25% were issued to Mr. Prag. The Common Stock issued to LFC under the New LFC Agreement has certain registration rights. In conjunction with the New LFC Agreement, LFC agreed to a further lock-up of all shares owned by LFC and its affiliates, pursuant to which they agreed not to sell such shares prior to February 1, 1999, even though certain of those shares were included in the registration statement which became effective August 7, 1998. Under the New LFC Agreement, the Company also agreed to expand its Board of Directors to include two additional outside directors acceptable to LFC. During the first half of fiscal 1999, the appointment of Messrs. Peirce and Russell to the Board was approved by LFC. Messrs. Peirce and Russell have since resigned from the Board.

        On September 22, 1998, the Company borrowed $1,300,000 from LFC under a note due April 1, 1999, with interest at 8% per year. The Company used $1 million of the proceeds to redeem $833,000 of its Series A Preferred Stock. Substantially all available intangible assets of the Company were pledged to secure the note. During the period from November 1998 through February 1999, the Company received bridge loans from LFC totaling an additional $690,000 evidenced by 8% notes payable due April 1, 1999. On March 19, 1999, the Company and LFC agreed to the conversion of $1,990,000 of principal plus accrued interest on the note to 586,114 shares of Common Stock at a price of $4.375 per share. The shares were issued on June 24, 1999.

        On March 12, 1999, LFC guaranteed a $250,000 promissory note due June 12, 1999, bearing interest at 10% issued by the Company in favor of RBB Bank Aktiengesellschaft (“RBB”) in connection with a loan of $250,000 by RBB to the Company. The note was repaid in March 2000. For a further discussion of this loan and other transactions with RBB, see “Transactions with RBB.”

10

        In conjunction with the May 6, 1999 Series B Preferred Stock financing, Mr. Liviakis agreed to transfer a total of 110,769.25 shares of Common Stock owned by him to the finder who located the cash purchaser of the Series B Preferred Stock. The shares were transferred as “restricted securities” as defined in Rule 144 under the Securities Act and do not have any registration rights. In December 1999, the Company issued 110,769 shares of restricted Common Stock to Mr. Liviakis in replacement for the shares he transferred to the finder.

        On July 1, 1999, the Company entered into an agreement with LFC to provide the Company with public relations and investor relations services through March 15, 2000. The Company issued 172,500 shares of Common Stock (valued at $2.40 per share) to LFC for its services under this agreement. LFC was also entitled to receive a 2.5% cash finder’s fee for financing located by LFC and a 2% finder’s fee based on the “total consideration provided” through any acquisition located by LFC.

        LFC and its present and former affiliates previously agreed not to sell any of the Common Stock acquired in these various transactions prior to March 15, 2000, which is the end of the most recent consulting agreement term.

        In order to induce Commonwealth to consummate the Private Placement, Mr. Liviakis and LFC agreed that for a period beginning on March 15, 2000 and ending on April 1, 2001 (the “Lock-up Period”), they will not sell, transfer or otherwise dispose of any securities of the Company that were owned by either of them as of March 14, 2000 or acquired during the Lock-up Period, except for up to 284,750 shares of Common Stock which may be transferred or sold under certain conditions.

Transactions with RBB Bank

        RBB Bank was the record owner, as agent for various of its clients, of 1,600,000 shares of the Company’s Series A Preferred Stock, which it purchased in December 1997. RBB Bank originally purchased as agent for its clients, $1,600,000 of 8% Convertible Subordinated Debentures Due December 31, 1999 (all of which converted to 1,600,000 shares of Series A Preferred Stock as of February 9, 1998) in an “arms-length” transaction, thereby making RBB Bank, as agent for its clients, a significant shareholder of the Company. The Series A Preferred Stock has all been redeemed or converted into Common Stock as described below.

        As of March 12, 1998, the Company and Richard P. Draper and his assignee, Tillicombe International, LDC (“Tillicombe”), entered into an agreement by which Mr. Draper and Tillicombe agreed to allow the Company to assign to third parties the Company’s rights in a call option which the Company had on 91,921 shares of Common Stock owned by Tillicombe (the “Call Option”) in return for payment to Tillicombe of $25,000 and the release of the Company’s voting and option rights as to 7,500 shares which were also subject to the Call Option. The Company originally acquired the Call Option in October 1995, in conjunction with the dissolution of a subsidiary, Direct Data, Inc., which the Company acquired in 1994, in which Mr. Draper was a principal shareholder. Between March 15 and June 15, 1998, the Company sold and assigned the Call Option on 62,500 shares to RBB Bank. RBB Bank purchased the Call Option in five increments of 12,500 share options each, and paid the Company 85% of the average last sale price of the underlying shares over the five days prior to the date of acquiring each Call Option, less the Call Option exercise price of $1.00 per share. In each transaction, RBB Bank paid the acquisition price for the Call Option, as well as the exercise price to Tillicombe prior to taking delivery of the shares. The Company realized a total of approximately $997,000 from the sale of these Call Options to RBB Bank.

        Effective July 1, 1998, the Company borrowed $250,000 from RBB Bank and issued a promissory note which was payable in full on or before September 9, 1998. The loan was intended as a short-term bridge loan and was repaid from the proceeds of the Company’s 6% Debentures issued on July 22, 1998. In conjunction with this loan, the Company also issued a warrant to RBB Bank to purchase 5,000 shares of Common Stock at $17.50 per share, exercisable through September 9, 2001.

        On July 22, 1998, RBB Bank purchased $1,000,000 of the Company’s 6% Convertible Subordinated Debentures due July 21, 2000, together with a warrant to purchase 12,500 shares of Common Stock at $18.00 per share, exercisable through July 21, 2001. The shares underlying the 6% Debentures and the warrants are included in the registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) as of June 30, 1999 (SEC File No. 333-81897) which is not yet effective as of the date of this Proxy Statement, and which the Company is likely to withdraw prior to effectiveness, as described below.

11

        Effective September 17, 1998, the Company and RBB Bank agreed that the Company would redeem 440,583 shares of Series A Preferred Stock held by RBB Bank for $528,700. RBB Bank agreed to refrain from converting any additional shares of Series A Preferred Stock until at least October 15, 1998 after which time one-third of the shares of Series A Preferred Stock could be converted to Common Stock on each of October 15, November 15, and December 15, 1998, respectively. In conjunction with this transaction, the Company agreed to issue Common Stock purchase warrants exercisable to purchase that number of shares of Common Stock equal to five percent (5%) of the number of shares of Series A Preferred Stock held by the participating investor at the end of each one month period, exercisable at the current market price of the Common Stock at each issuance date (the “Series A Redemption Warrants”). The Company issued RBB Bank Series A Redemption Warrants to purchase: 11,621 shares exercisable at $9.60 per share through October 15, 2001; 8,867 shares exercisable at $13.44 per share through November 15, 2001; and 8,867 shares exercisable at $14.76 per share through December 15, 2001. The Company also agreed to increase the dividend rate from 4% to 8% on the balance of the unconverted Series A Preferred Stock and to file a new registration statement with the SEC by October 31, 1998, to register the shares underlying the Series A Redemption Warrants as well as additional shares issuable upon conversion of the Series A Preferred Stock beyond those included in the SB-2 Registration Statement declared effective August 7, 1998. That registration had included an insufficient number of shares to cover all conversions of Series A Preferred Stock because of a decline in the market price of the Common Stock subsequent to effectiveness of that registration statement. The Company failed to file the required registration statement but included the shares underlying the Series A Redemption Warrants in the registration statement filed with the SEC as of June 30, 1999 (SEC File No. 333-81897). The remaining shares of Series A Preferred Stock were converted into shares of Common Stock on December 20, 1999. As a result of the redemption and conversion of all the outstanding shares of Series A Preferred Stock and the ability of the holders of the Series A Redemption Warrants to sell the shares of Common Stock issuable on exercise under SEC Rule 144, the Company’s management has recommended to the Board that the registration statement (SEC File No. 333-81897) filed with the SEC with respect to the Common Stock issuable on conversion of the Series A Preferred Stock be withdrawn.

        On March 12, 1999, the Company borrowed $250,000 from RBB Bank, entering into a note and Common Stock purchase agreement. As part of the agreement, 12,500 shares of Common Stock and a $250,000 promissory note bearing interest at 10% and due June 12, 1999 were issued to RBB Bank. LFC agreed to guarantee the note. In connection with the issuance of the note, the Company also granted RBB Bank a right of first refusal to fund any additional bridge financing needed by the Company, to be exercised within one day of RBB Bank being notified of the terms of any such additional bridge financing. The shares issued under this agreement are restricted securities, and the Company agreed to include the shares in the registration statement filed for the 6% Convertible Debentures and other share issuances. The shares are included in the registration statement filed with the SEC as of June 30, 1999 (SEC File No. 333-81897), which was not yet effective as of the date of filing of this Proxy Statement. The Company’s management has recommended to the Board that the registration statement (SEC File No. 333-81897) filed with the SEC with respect to this Common Stock be withdrawn insofar as the shares are now saleable under SEC Rule 144.

        The March 12, 1999 loan from RBB Bank was intended as a short-term bridge loan and was originally required to be repaid from the proceeds of any aggregate equity placements done by the Company that amounted to at least $1,000,000 in equity financing. In April 1999, in conjunction with the closing of the Series B Preferred Stock placement, the gross proceeds of which amounted to $1,500,000, RBB Bank agreed to waive the right to immediate repayment of the $250,000 owed to it. RBB Bank agreed to forbear from initiating an action against the Company to collect the amount due until the earlier of receipt by the Company of funding in the aggregate of at least $2,500,000 or December 1, 1999. The loan was repaid in January, 2000.

        In May 1999, RBB Bank agreed to accept a total of 227,353 shares of the Company’s Series B Preferred Stock in lieu of penalties and interest owing through June 30, 1999 on $1,000,000 of the Company’s 6% Debentures held by RBB Bank’s clients, and to waive certain prior defaults on the 6% Debentures and the related registration rights agreement. RBB Bank also agreed not to declare the 6% Debentures in default for failure to pay interest or register the underlying shares of Common Stock unless and until the holders of the Series B Preferred Stock had the right to require the Company to redeem the Series B Preferred Stock (which occurred as of October 10, 1999).

12

        On June 30, 1999, the Company filed a registration statement on Form SB-2 (SEC File No. 333-81897) in which RBB Bank is named as selling security holder for shares of Common Stock underlying $1,000,000 of 6% Debentures, various Common Stock purchase warrants (described above), 227,353 shares of Series B Preferred Stock and 12,500 shares of Common Stock, all held by RBB Bank’s clients. A total of 1,031,909 shares of Common Stock are included in that registration statement for sale by RBB Bank’s clients. As of the date of this Proxy Statement, the registration statement has not yet been declared effective. The Company’s management has recommended to the Board that this registration statement be withdrawn insofar as all registration rights intended to be satisfied by that registration have terminated or the shares included in the registration may be presently sold under SEC Rule 144.

        On March 17, 2000, the Company redeemed the 227,353 shares of Series B Preferred Stock and $1,000,000 of 6% Debenture from RBB Bank for a price equal to 125% of the liquidation value or principal amount, as applicable, of the Series B Preferred Stock and 6% Debentures and repaid the remaining principal balance of $225,000 owing on the loan originally made by RBB in March 1999. In connection with the redemption, RBB Bank also waived certain accrued penalties.

Redemption of Series B Preferred Stock

        On May 3, 2000, pursuant to purchase agreements reached with the holders, the Company redeemed the remaining 227,352 outstanding shares of Series B Preferred Stock for an aggregate purchase price of $350,000 and, as an inducement for the redemptions, Common Stock purchase warrants to purchase an aggregate of 6,250 shares of Common Stock at an exercise price of $6.00 per share exercisable through April 30, 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors, and persons owning more than ten percent of a registered class of the Company’s equity securities (“ten percent shareholders”) to file reports of ownership and changes of ownership with the SEC. Officers, directors, and ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC.

        To the Company’s knowledge, based solely on its review of the copies of such reports and amendments thereto furnished to the Company, and written representations that no other reports were required, the Company believes that during the Company’s fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and ten percent shareholders were met.

13

EXECUTIVE COMPENSATION2/

        The following table shows all the compensation paid by the Company to its Chief Executive Officer (the “Named Executive Officer”) and certain other officers during the fiscal years ended June 30, 2000, 1999 and 1998.

SUMMARY COMPENSATION TABLE

                                            Annual Compensation              Long Term Compensation
                                                                                         Securities
                                                           Other Annual   Restricted     Underlying
         Name and          Fiscal                          Compensation     Stock          Options        All Other
    Principal Position      Year      Salary      Bonus         (1)         Awards      and Warrants    Compensation
                                       ($)         ($)          ($)          ($)                             ($)
-------------------------------------------------------------------------------------------------------------------

Dean M. Leavitt             2000     $201,932     $200,000      __             __               __             __
Chief Executive Officer     1999      $21,667         ____      __             __        1,343,750             __
                            1998         ____         ____      __             __               __             __

Charles I. Leone,           2000      $66,971         ____      __             __           87,500             __
Chief Financial and         1999         ____         ____      __             __               __             __
Chief Operating             1998         ____         ____      __             __               __             __
Officer (2)

Marc R. Shultz              2000     $122,833         ____      __             __               __             __
V.P. Business               1999       $6,666         ____      __             __               __             __
Development (3)             1998         ____         ____      __             __               __             __

Robert E. Robichaud         2000      $90,544     $100,000      __             __               __             __
Former Chief Financial      1999     $125,000         ____      __             __           62,500             __
Officer                     1998     $101,756      $10,417      __             __           12,500             __

(1)         No amounts are shown under "Other," as the aggregate incremental cost to us of personal benefits provided to the executive officer did not exceed the lesser of $50,000 or 10% of his annual salary and bonus during the year.
(2)         Mr. Leone joined the Company in February 2000.
(3)         Mr. Shultz joined the Company in June 1999.

Option Grants in Fiscal Year Ending June 30, 20003/

        The following table reports information with respect to individual grants of options to the Named Executive Officer and the other executive officers named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year (Individual Grants)

                                            Number of       Percent of Total
                                            Securities      Options/Warrants
                                            Underlying         Granted to         Exercise Or
                                             Options/         Employees in        Base Price
      Name                               Warrants Granted   Fiscal Year (1)      ($ Per Share)     Expiration Date
------------------------------------------------------------------------------------------------------------------
Charles I. Leone                              87,500               19.7%             $9.736           2/15/2010

Marc R. Shultz                                 6,250                1.4%             $2.752            6/1/2009
                                              18,750                4.2%             $9.62             2/2/2010

(1)         A total 443,847 options and warrants were granted to employees, including executive officers, during fiscal year 2000.

        2/ Please note that the Common Stock numbers and in the following table have been retroactively adjusted to give effect to the 1-for-4 reverse stock split that was effectuated on October 18, 2000.

        3/ Please note that the Common Stock and per share prices in the following table have been retroactively adjusted to give effect to the 1-for-4 reverse stock split that was effectuated on October 18, 2000.

        As reflected in the following table, reported are the values for “in-the-money” options, which represent the excess, if any, of the market price of the Common Stock as of June 30, 2000 and the exercise price of any existing stock options owned by the Named Executive Officer.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values4/

                                                                    Number of Securities             Value of
                                                                   Underlying Unexercised     Unexercised In-the-Money
                                       Shares                      Options and Warrants at       Options and Warrants
                                     Acquired on        Value            FY-End (#)                  at FY-End ($)
      Name                          Exercise (#)     Realized ($) Exercisable/Unexercisable  Exercisable/Unexercisable

Dean M. Leavitt                          --              --               814,784/559,806                 0

Charles I. Leone                         --              --                   0/87,500                    0

Director’s Compensation

        Directors who are not our employees receive an annual stock option to purchase 5,000 shares of Common Stock. The grant is made pursuant to the Plan as of the anniversary of the date such person joined the Board of Directors, with an exercise price equal to the market value of the underlying stock as of the date of grant. Options vest 25% on each six-month anniversary following the date of grant. This is the only regular arrangement for compensation of directors. A total of 32,500 stock options were granted to two non-employee directors during the fiscal year ended June 30, 2000.

Current Employment Agreements and Change In Control Provisions Applicable
To Executive Officers and Directors

        Dean M. Leavitt. The Company has an employment agreement with Dean M. Leavitt to act as the Company’s Chief Executive Officer and Chairman of the Board. The agreement became effective as of May 3, 1999 and has a term of two years, subject to automatic renewal for one-year terms if not terminated by either party at least one month prior to the end of each term. Mr. Leavitt was originally entitled to receive salary at the rate of $130,000 per year during the first 90 days of the agreement and $200,000 per year thereafter, plus reimbursement of certain customary business expenses. On May 4, 2000, the Board increased his salary to $250,000 per year. In addition, the Board approved the payment of a bonus of $200,000 to Mr. Leavitt for the year ending May 3, 2000, the first anniversary of the effective date of the agreement. If Mr. Leavitt is terminated without “cause” or determines to leave for “good reason” (as these terms are defined in the agreement), Mr. Leavitt is entitled to severance pay for one year, payable at regular pay intervals, at a rate of his base salary at the time of termination for any part of the severance period falling within the initial two-year term or any extension term, and at a negotiated rate for any payments due after such term, but no less than 50% of his base salary at the time of termination. In connection with his employment, the Company also issued warrants to Mr. Leavitt to purchase up to 1,343,750 shares of the Common Stock. Half of the warrants, or 671,875, are exercisable at $3.50 per share, the exercise price being the estimated fair market value of the underlying stock on May 3, 1999, the date of grant, and vest 10% upon grant with the balance vesting over the following 12 months. The second half of the warrants, or 671,875, had an original exercise price of $12.00 per share and vest 50% one year following the grant date with the remaining balance vesting over the following six months. As a condition to the completion of the Private Placement, the Company agreed to reduce the exercise price of the 671,875 warrants to $5.86, the market price of the Common Stock on January 4, 2000. All warrants held by Mr. Leavitt immediately prior to termination of employment within six months of a “change of control” or upon a termination by the Company without “cause” or by Mr. Leavitt for “good reason” become immediately vested and exercisable. A “change of control” is defined as any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s capital stock are converted into cash, securities or (other property other than a consolidation or merger of the Company in which the holders of the Company’s voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation), or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or (b) more than 75% of the Board (including Mr. Leavitt) is replaced with new directors, except that new directors shall not include directors sponsored by Mr. Leavitt or voted in favor of by him in constituting a slate of directors. In case the Company

        4/ Please note that the Common Stock numbers in the following table have been retroactively adjusted to give effect to the 1-for-4 reverse stock split that was effectuated on October 18, 2000.

offers any shares of its Common Stock, or any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), as part of a financing of the Company (and not pursuant to an acquisition, merger, incentive or compensatory arrangement approved by the Board), Mr. Leavitt shall be entitled to subscribe for such Common Stock, or any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), at such price as shall be so offered in proportion to the holdings Mr. Leavitt would have had his warrant been exercised immediately prior to the offerings in relationship to all of the issued and outstanding equity securities of the Company. Mr. Leavitt has also entered into an indemnification agreement with the Company pursuant to which the Company has agreed to provide the broadest possible indemnification that is available under applicable law.

        Peter J. Adamski. The Company has an employment agreement with Peter J. Adamski to act as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. The agreement became effective as of September 2000 and has a term of two years, subject to automatic renewal for one-year terms if not terminated by either party at least ninety days prior to the end of each term. Mr. Adamski is entitled to receive a base salary of $225,000 per annum, plus reimbursement of customary business expenses. In addition, Mr. Adamski is also entitled to receive a bonus of $50,000 for the first full year of employment and an annual target bonus for successive years of $50,000. If Mr. Adamski is terminated without “cause” or determines to leave for “good reason” (as such terms are described in the agreement), Mr. Adamski is entitled to severance pay for the 360 day period following the termination date or until Mr. Adamski obtains new fulltime employment, payable at regular pay intervals, at the rate of his base salary at the time of termination. Mr. Adamski was also granted options to purchase 100,000 shares of Common Stock at $6.00 per share.

        Charles I. Leone. The Company has an employment agreement, as amended, with Charles I. Leone to act as the Company’s Chief Financial Officer. Currently, Mr. Leone serves as Senior Vice President, Chief Operating Officer and Secretary. The agreement became effective as of February 11, 2000 and has a term of two years, subject to automatic renewal for one-year terms if not terminated by either party at least ninety days prior to the end of each term. Mr. Leone is entitled to receive a base salary of $175,000 per year, plus reimbursement of customary business expenses. In addition, Mr. Leone is also eligible to receive a bonus of up to $75,000 at the discretion of the Company’s Chief Executive Officer. If Mr. Leone is terminated without “cause” or determines to leave for “good reason” (as such terms are defined in the agreement), Mr. Leone is entitled to severance pay for the 360-day period following the termination date or until Mr. Leone obtains full time employment, payable at regular pay intervals, at the rate of his base salary at the time of termination. Mr. Leone would also be entitled to receive a pro-rated portion of his annual bonus. Mr. Leone was also granted an option to purchase 87,500 shares of Common Stock at $9.736 per share.

Proposed Executive Bonus Plan

        Management of the Company is in the process of formulating a performance-based bonus plan for the Company’s executive officers and key personnel, which may include provisions for cash bonus compensation as well as stock based compensation under the Plan or otherwise. Other than certain contingent bonus compensation that has been offered to certain executive officers of the Company as described above, and which is subject to adoption of criteria by the Board of Directors, the Board has not yet approved the parameters of such a bonus plan.

Amended 1992 Stock Option Plan

        General. The Plan was adopted for the purpose of granting employees, directors and consultants of the Company options to purchase Common Stock so that they may have the opportunity to participate in the growth of the Company and to provide these people with an increased incentive to promote the interests of the Company.

        Administration of the Plan. The Plan is administered by at least two disinterested members of the Board or the Board itself. The Board may from time to time adopt rules and regulations, as it deems advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

        Grant of Options. Options may be granted under the Plan for a total of 670,000 shares of Common Stock. The Board increased the number of shares underlying options available under the Plan to 670,000 from 220,000 on August 6, 1997. This amendment was approved by shareholders at the Annual Meeting of Shareholders held February 6, 1998. Additional grants of options may be made only to employees, directors and consultants of the Company and any parent or subsidiary. The Board determines the terms of options granted under the Plan, including the type of option (which can be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-qualified stock option), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable, subject to the limitations of the Plan. Unless otherwise provided at the time of grant, options to employees vest 25% one year from date of grant and 25% on each yearly anniversary thereafter. An option to purchase 5,000 shares at fair market value is automatically issued under the Plan to each non-employee director as of the anniversary of the date such person became a director. Options granted to non-employee directors’ vest 25% at each six-month anniversary thereafter. Information regarding options presently outstanding under the Plan is set forth below.

        Terms and Conditions of Options. The Board may impose on an option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any stock option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except that as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. In connection with a merger, sale of all of the Company’s assets, or other transaction which results in the replacement of Common Stock with the stock of another corporation, all granted options (including unvested options) become exercisable immediately prior to the consummation of the transaction, unless other provisions are made with respect to those options.

        Exercise of Options. An optionee may exercise less than the entire vested portion of an option, in which case such unexercised, vested portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates. Vested options must be exercised within three months of an optionee’s termination of employment with the Company.

Federal Income Tax Consequences Applicable to Options Granted Under the Plan

        Incentive Stock Options. The Company anticipates that all options granted under the Plan and treated by the Company as “incentive stock options,” that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the incentive stock option, no income will result to any party; if there is no disposition of the shares until a date that is both (i) two years from the grant of an incentive stock option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between the amount realized and the option price; any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee; generally, the Company receives no deduction in connection with the transaction; and, certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

        Non-qualified Stock Options. The Company anticipates that all non-qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares; if the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to the holder; such gain or loss will be long-term or short-term depending on whether or not such shares are held for longer than six months; and, the adjusted basis usually (but not always) will include the option price plus any ordinary income described above with respect to such shares.

Form S-8 Registration of Shares of Common Stock Issuable
Pursuant to Options Under the Plan or Otherwise

        The Company registered 220,000 shares of Common Stock underlying options issuable under the Plan with the SEC under a Form S-8 Registration Statement that was effective as of September 1995. The Company intends to file another registration statement on Form S-8 in the near future to register all shares issuable pursuant to the exercise of options that have been or may be issued under the Plan, and the Option Plan.

        The Company registered on Form S-8 the shares underlying option grants issued outside the Plan covering 112,485 shares for Rod L. Stambaugh and 54,678 shares for Robert E. Robichaud.

        In addition, the Company filed a Form S-8 with the SEC on September 28, 2000 to register the shares underlying warrants and options of current and former officers of the Company.

Options Presently Outstanding Under the Plan

                                                                       Options Exercisable
                                                                       within sixty days of
                                                 Options Outstanding     the Record Date
                                                 -------------------   ---------------------
Options held by directors                                 99,445                75,695

Options held by executive officers                       150,000                 6,250

Options held by former executive officers                 12,125                12,125

Options held by employees or consultants                 308,563                85,113
                                                         -------                ------

           TOTAL                                         570,133               179,183
                                                         =======               =======

        The weighted average per share exercise price of all options under the Plan as of October 18, 2000, was $13.317.

Options Presently Outstanding Outside the Plan

                                                                      Options Exercisable
                                                                      within sixty days of
                                                Options Outstanding     the Record Date
                                                -------------------  ----------------------
Options held by directors                                250,000               ---

Options held by executive officers                        87,500               ---

Options held by former executive officers                167,163             167,163
                                                         -------             -------

           TOTAL                                         504,163             167,163
                                                         =======             =======

        The weighted average per share price of all options outstanding outside the Plan as of October 18, 2000, was $5.78.

Director's Compensation

        Directors who are not employees of the Company receive an annual stock option to purchase 5,000 shares of Common Stock. The grant is made pursuant to the Plan as of the anniversary of the date such person joined the Board of Directors, with an exercise price equal to the market value of the underlying stock as of the date of grant. Options vest 25% on each six-month anniversary following the date of grant. This is the only regular arrangement for compensation of directors. A total of 250,000 stock options were granted to four non-employee directors during the fiscal year ended June 30, 2000.

        On November 23, 1998, the Company's non-employee directors were each granted 12,500 non-qualified stock options exercisable at $10.252 per share for services rendered to the Company. The options vest monthly over a period of 36 months, assuming the director remains a director of the Company through the vesting period.

        On August 5, 1999, the Company's non-employee directors (Messrs. Rice and Winter) were each granted 11,250 non-qualified stock options exercisable at $4.752 per share for services rendered to the Company. The options vested 100% upon grant.

        On March 29, 2000, the Board of Directors approved the grant of a non-qualified stock option to purchase 62,500 shares of Common Stock to each of Messrs. Cooperman, Falk and Kaplan and Ms. Newmark. These options vest one-third per year on the anniversary date of the grant and are exercisable at $6.00 per share.

Report On Repricing Of Stock Options

        On November 23, 1998, the Board terminated options to purchase 250,000 shares of Common Stock at an exercise price of $13.752 per share granted on August 21, 1998 to Roger L. Peirce, the Company's Chief Executive Officer at the time, and replaced them with options to purchase 325,000 shares of Common Stock, exercisable at $10.252 per share. The market price on November 23, 1998 was $10.252 per share. The original options were intended to promote continuity of employment of Mr. Peirce as a key member of Company management, and to increase incentive and personal interest in the welfare of the Company. The repriced options were intended to accomplish the same objectives. All of the options have expired unexercised.

        For a description of certain warrants owned by Mr. Leavitt which were repriced please see "Executive Compensation--Current Employment Contracts."

The 2000 Stock Option Plan

        The 2000 Stock Option Plan provides for the grant of options to purchase up to 3,750,000 shares of Common Stock to selected employees, officers, directors, agents, consultants and independent contractors of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"), or non-qualified options. Incentive stock options may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation, while non-qualified options may be granted to any director, employee, officer, agent, consultant or independent contractor of the Company or any related corporation, whether an individual or an entity.

        The 2000 Stock Option Plan will be administered by the Board, except to the extent the Board delegates its authority to a committee of the Board to administer the 2000 Stock Option Plan. The administrator of the 2000 Stock Option Plan shall hereinafter be referred to as the "2000 Plan Administrator." Any party to whom an option is granted under the 2000 Stock Option Plan shall be referred to hereinafter as an "2000 Optionee."

        The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "Exercise Price") shall be established by the 2000 Plan Administrator, provided that the 2000 Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and not less than par value per share of the Common Stock at the time the option is granted with respect to nonqualified stock options and also provided that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by Section 6 of the 2000 Stock Option Plan. In addition, no individual may be granted options under the 2000 Stock Option Plan to purchase more than 1,250,000 shares of Common Stock during any one year, subject to adjustment as set forth in Section 7 of the 2000 Stock Option Plan.

        Options granted under the 2000 Stock Option Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or (iii) as otherwise determined by the 2000 Plan Administrator and set forth in the applicable option agreement. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the 2000 Stock Option Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of the 2000 Stock Option Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. The designation by a 2000 Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer.

        If the 2000 Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the 2000 Optionee may exercise, for a three-month period, that portion of the 2000 Optionee's option which is exercisable at the time of such cessation, but the 2000 Optionee's option shall terminate at the end of the three-month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the 2000 Plan Administrator within 90 days of such cessation. If, in the case of an incentive stock option, a 2000 Optionee's relationship with the Company or related corporation changes (i.e., from employee to non-employee, such as a consultant), such change shall constitute a termination of a 2000 Optionee's employment with the Company or related corporation and the 2000 Optionee's incentive stock option shall become a non-qualified stock option.

        Options under the 2000 Stock Option Plan must be issued by January 4, 2010. Stock options granted under the 2000 Stock Option Plan cannot be exercised more than 10 years from the date of grant. Stock options issued to a 10% Shareholder are limited to five-year terms. Payment of the option price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the 2000 Plan Administrator in a particular case determines not to accept a personal check).

        The 2000 Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the 2000 Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by delivery of shares of stock of the Company held by a 2000 Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the 2000 Plan Administrator; delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; or delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

        Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 2000 Stock Option Plan.

        Unless sooner terminated by the Board, the 2000 Stock Option Plan shall terminate on January 4, 2010. No option may be granted after such termination or during any suspension of the 2000 Stock Option Plan. The amendment or termination of the 2000 Stock Option Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the 2000 Stock Option Plan.

        The Board may at any time suspend, amend or terminate the 2000 Stock Option Plan, provided that except as set forth in Section 7 of the 2000 Stock Option Plan, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock present and entitled to vote at any meeting is necessary for the adoption by the Board of any amendment which will: (a) increase the number of shares which are to be reserved for the issuance of options under the 2000 Stock Option Plan; (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under the 2000 Stock Option Plan; or (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

        All of the Company's employees, officers and directors will be eligible to participate in the 2000 Stock Option Plan.

Registration of Shares Issued Under the 2000 Stock Option Plan

        The Company intends that the shares to be reserved for and issued under the 2000 Stock Option Plan may be registered under the Securities Act. Such registration, if completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the 2000 Stock Option Plan. The Company intends to file a registration statement on Form S-8 in the near future to register all shares issuable pursuant to the exercise of options that may have been or may be issued under the 2000 Stock Option Plan.

New Plan Benefits--The 2000 Stock Option Plan5/

Name and Position                                                               Dollar Value($)  Number of Shares
-----------------                                                               --------------   ----------------

Dean M. Leavitt--Chief Executive Officer and Chairman of the Board                 $7.50              625,000

Edwin M. Cooperman--Director                                                          --                   --

Michael S. Falk--Director                                                             --                   --

Barry A. Kaplan--Director

Amy L. Newmark--Director                                                              --                   --

Chester N. Winter--Director                                                           --                   --

Charles I. Leone--Chief  Chief Operating Officer                                      --                   --

John H. Perveiler--Vice President/National Sales Manager                              --                   --

Peter J. Adamski--Chief Financial Officer                                          $7.50              100,000

Marc R. Shultz--Vice President of Business Development                                --                   --

All current executive officers as a group (consisting of 4 persons)                $7.50              725,000 (1)

All current directors (including nominees for director) who are executive
   officers (1 person)                                                             $7.50              625,000 (1)

All employees (other than current executive officers and directors who are
   not executive officers) as a group (approximately 50 persons)                   $7.50              220,250
------------------

(1)         Includes options to purchase 625,000 shares granted to Mr. Leavitt.

Except as disclosed above, the Company does not currently know and is unable to determine the number of additional options that the Company will grant under the 2000 Stock Option Plan to any of the aforementioned persons.

        5/ Please note that the Common Stock numbers in the following table have been retroactively adjusted to give effect to the 1-for-4 reverse stock split that was effectuated on October 18, 2000.

Certain Federal Income Tax Consequences of the 2000 Stock Option Plan Under Current Law

        A 2000 optionee will recognize no taxable income at the time an option is granted.

        A 2000 optionee will recognize no taxable income at the time of exercise of an incentive stock option. If the optionee makes no disposition of the acquired shares within two years after the date of grant of the incentive stock option, or within one year after the exercise of such option, the employee will recognize no taxable income and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. As to options exercised, the excess, if any, of the fair market value of the shares on the date of exercise over the option price will be an item of tax preference for purposes of computing the alternative minimum tax.

        If the foregoing holding period requirements are not satisfied, the 2000 optionee will realize (i) ordinary income for federal income tax purposes in the year of disposition in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of exercise over the option price thereof, or (b) the excess, if any, of the selling price over the optionee's adjusted basis of such shares (provided that the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by such individual) and (ii) capital gain equal to the excess, if any, of the amount realized upon the disposition of shares over the fair market value of such shares on the date of exercise.

        Employees, directors, officers, consultants, agents and independent contractors of the Company will be required to include in their gross income in the year of exercise of a non-qualified stock option the difference between the fair market value on the exercise date of the shares transferred and the option price.

        The Company will be entitled (provided it complies with certain reporting requirements with respect to the income received by the employee) to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to be in receipt of compensation income in connection with the exercise of non-qualified stock options or, in the case of an incentive stock option, a disqualifying disposition of shares received upon exercise thereof. If the holding period requirements outlined above are met, no deduction will be available to the Company in connection with an incentive stock option. Under the Revenue Reconciliation Act of 1993, the Company may not be able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and the four other highest compensated officers of the Company for that tax year. Certain performance-based compensation including stock options are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by shareholders. The 2000 Stock Option Plan will not qualify as performance-based compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock and Series C Preferred Stock as of October 18, 2000, by (i) each director, (ii) the current Chief Executive Officer, (iii) the Chief Financial Officer, (iv) the Chief Operating Officer, (v) all persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, and (vi) all executive officers and directors as a group. A person (or group) is deemed to be a beneficial owner of Common Stock that can be acquired by such person or group within 60 days from October 18, 2000, upon the exercise of warrants, options or other rights exercisable for, or convertible into, Common Stock. As of October 18, 2000, there were a total of 9,528,277 shares of Common Stock and 5,586,600 shares of Series C Preferred Stock outstanding.

        Except as otherwise indicated, the address of each of the following persons is c/o U.S. Wireless Data, Inc., 750 Lexington Avenue, New York, NY 10022.

Certain Holders of Common Stock

                                                                           Beneficially Owned as of
                                                                              October 18, 2000 (1)
                                                                        -----------------------------
                                                                        Number of          Percent of
                                                                          Shares              Class
                                                                        ---------         -----------
Dean M. Leavitt                                                        1,736,743 (2)            18%
Edwin M. Cooperman                                                        20,834 (3)             *
Michael S. Falk                                                           62,501 (4)             *
Barry A. Kaplan                                                          592,492 (5)             6%
Amy L. Newmark                                                            52,084 (6)             *
Alvin C. Rice                                                             26,250 (7)             *
Chester N. Winter                                                         51,320 (8)             *
Charles I. Leone                                                          20,834 (9)             *
Peter J. Adamski                                                           1,912 (14)            *
Marc R. Shultz                                                             6,250
ComVest Capital Management, LLC                                        7,577,419 (10)           80%
    830 Third Avenue
    New York, New York 10022
John M. Liviakis                                                       1,744,381 (11)           19%
    495 Miller Avenue, 3rd Floor
    Mill Valley, California 94941
Robert B. Prag                                                           136,875 (12)            1%
    2455 El Amigo Road
    Del Mar, California 92014
Peter J. Solomon Securities Company Limited                              581,938                 6%
    787 Fifth Avenue
    New York, New York 10153
All directors and executive officers as a group (10 persons)           2,563,065 (13)           27%
------------------

* Represents less than 1% of outstanding shares.
(1)         Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of October 18, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)         Includes 1,343,750 shares which Mr. Leavitt has the right to acquire, through the exercise of warrants to purchase Common Stock. Also includes (i) 41,666 shares of Common Stock issuable upon conversion of 25,000 shares of Series C Preferred Stock, (ii) 10,416 shares of Common Stock issuable upon the exercise of a Warrant, (iii) 142,909 shares of Common Stock issuable upon the exercise of a warrant issued in connection with the Bridge Financing and (iv) 625,000 shares of Common Stock underlying options.

(3)         Includes 16,666 shares of Common Stock issuable upon conversion of 10,000 shares of Series C Preferred Stock and 4,166 shares of Common Stock issuable upon the exercise of a Warrant.
(4)         Includes 41,666 shares of Common Stock issuable upon conversion of 25,000 shares of Series C Preferred Stock and 10,416 shares of Common Stock issuable upon the exercise of a Warrant. Does not include 1,980,000 shares of Common Stock owned by ComVest Capital Management, LLC, an entity in which Mr. Falk is a manager and principal member. Mr. Falk disclaims beneficial interest in such shares.
(5)          Includes 416,666 shares of Common Stock issuable upon conversion of 250,000 shares of Series C Preferred Stock and 104,166 shares of Common Stock issuable upon exercise of a Warrant. Also includes 31,250 shares of Common Stock issuable upon exercise of a warrant to purchase 0.375 Units and the conversion of the Series C Preferred Stock and exercise of the Warrant contained therein.
(6)          Includes 41,666 shares of Common Stock issuable upon conversion of 25,000 shares of Series C Preferred Stock and 10,416 shares of Common Stock issuable upon the exercise of a Warrant.
(7)          Represents 22,375 shares which Mr. Rice has the right to acquire through the exercise of stock options.
(8)         Includes 46,695 shares which Mr. Winter has the right to acquire through the exercise of stock options.
(9)          Includes 16,666 shares of Common Stock issuable upon conversion of 10,000 shares of Series C Preferred Stock and 4,166 shares of Common Stock issuable upon the exercise of a Warrant.
(10)          The information shown is based on a Schedule 13D dated March 16, 2000, filed on behalf of ComVest Capital Partners, LLC, the owner of ComVest Capital Management, LLC, Michael S. Falk, Robert Priddy and Keith Rosenblum.
(11)          The information shown is based upon Schedule 13D (Amendment No. 6) dated May 24, 1999, filed on behalf of Liviakis Financial Consulting, Inc. ("LFC"), John M. Liviakis and Renee A. Liviakis and information known to the Company based on its consulting agreements with LFC and the number of shares issued for the conversion of debt (in the form of notes payable due LFC) to equity. John M. and Renee A. Liviakis are the owners of LFC. The number of shares shown includes a total of 880,855 shares of common stock owned by Mr. Liviakis as an individual, plus 283,125 shares of common stock issued to LFC. See "--Certain Relationships and Related Transactions--Transactions with Liviakis Financial Communications, Inc. ("LFC") and Certain LFC Affiliates".
(12)          Mr. Prag is a former executive officer of LFC. The shares of common stock are owned by Mr. Prag as an individual. See "--Certain Relationships and Related Transactions--Transactions with Liviakis Financial Communications, Inc. ("LFC") and Certain LFC Affiliates".
(13)          Includes all shares underlying options, warrants and convertible securities as described in footnotes (2)-(9) of this table.

Certain Holders of Series C Preferred Stock (1)

                                                                            Stock Beneficially Owned
                                                                             as of October 18, 2000
                                                                          ----------------------------
                                                                          Number of         Percent of
Name of Beneficial Owner                                                   Shares              Class
------------------------                                                  ---------         ----------

Dean M. Leavitt                                                              25,000               *
Edwin M. Cooperman                                                           10,000               *
Michael S. Falk                                                              25,000               *
Barry A. Kaplan                                                             265,000 (2)           5%
Amy L. Newmark                                                               25,000               *
Alvin C. Rice                                                                    --              --
Chester N. Winter                                                                --              --
Charles I. Leone                                                             10,000               *
John H. Perveiler                                                                --              --
Marc R. Shultz                                                                   --              --
Sandler Capital Partners                                                    500,000               9%
    767 Fifth Avenue
    New York, New York
All directors and executive officers as a group (10 persons)                360,000               7%
----------------

* Represents less than 1% of outstanding shares.
(1)          To the Company's knowledge, except as otherwise indicated in the footnotes to this table, all persons named in this table have sole voting and investment power with respect to all shares of Series C Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. The Series C Preferred Stock is not publicly traded or registered under the Exchange Act.

(2)          Includes 3,750 shares of Series C Preferred Stock issuable upon exercise of a warrant to purchase 0.375 Units.

PROPOSALS FOR VOTING

Proposal 1: ELECTION OF DIRECTORS

        The Board of Directors has nominated Dean M. Leavitt, Alvin C. Rice and Chester N. Winter for election as directors of the Company. Amy L. Newmark and Michael S. Falk have been nominated for election as directors pursuant to an agreement which gives Commonwealth the right to designate two individuals for election as directors of the Company. The holders of the Company's Common Stock will vote on the election of Ms. Newmark and Messrs. Leavitt, Rice, Winter and Falk (collectively, the "Common Stock Nominees").

        Barry A. Kaplan and Edwin M. Cooperman have been nominated for election as directors of the Company on behalf of the holders of Series C Preferred Stock (the "Series C Preferred Stock Nominees"). The holders of the Company's Series C Preferred Stock will vote on the election of Messrs. Kaplan and Cooperman.

Proposal 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

        M.R. Weiser & Co. LLP has served as the Company's independent accountants since August 5, 1999.

        The Board of Directors of the Company has appointed M.R. Weiser & Co. LLP ("M.R. Weiser") as independent accountants for the fiscal year ended June 30, 2001 and to render other professional services as required.

        The appointment of M.R. Weiser is being submitted to shareholders for ratification.

        Representatives of M.R. Weiser will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Change in Certifying Accountant

        On August 5, 1999, the Company dismissed PricewaterhouseCoopers LLP ("PWC") as its independent accountants. The reports of PWC on the Company's financial statements for the two fiscal years ending June 30, 1998 and 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of PWC included a reference to a substantial doubt about the Company's ability to continue as a going concern. In connection with its audits for the two fiscal years ended June 30, 1998 and June 30, 1999 and through August 5, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years.

        The Company requested that PWC furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. PWC furnished the Company with such a letter, dated August 20, 1999, a copy of which was filed by the Company as Exhibit 16 to a Current Report on Form 8-K/A filed by the Company as of August 20, 1999.

        The Company engaged M.R. Weiser, as its new independent accountants as of August 5, 1999. In connection with its audits for the fiscal year ended June 30, 1999 and June 30, 2000, there have not been any disagreements with M.R. Weiser on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M.R. Weiser would have caused them to make reference thereto in their report on the financial statements for such year.

        The Board recommended and approved the decision to change independent accountants.

Vote Required

        The approval of a majority of the shares present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for ratification of the appointment of independent auditors and public accountants. Common Stock and Series C Preferred Stock vote as a single class on this Proposal. Each share of Series C Preferred Stock is entitled to 1.66675 votes.

        The Board of Directors recommends a vote FOR the ratification of M. R. Weiser & Co. LLP as independent auditors and public accountants of the Company, which is designated as Proposal 2 on the enclosed Proxy card.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2001

        Shareholder proposals intended to be considered for inclusion in the Proxy Statement for presentation at the Company's 2001 Annual Meeting of Shareholders must be received at the Company's offices at 750 Lexington Avenue, New York, New York 10022, no later than April 6, 2001, for inclusion in the Company's Proxy statement and form of Proxy relating to such meeting. All proposals must comply with applicable SEC rules and regulations..

OTHER MATTERS

        The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

        THE COMPANY IS PROVIDING HEREWITH, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, U.S. WIRELESS DATA, INC., AND THE COMPANY'S TELEPHONE NUMBER AT SUCH OFFICE IS (212) 750-7766.

U.S. WIRELESS DATA, INC.

Annual Meeting of Shareholders December 12, 2000

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder in U.S. Wireless Data, Inc. ("Company") hereby constitutes and appoints Dean M. Leavitt and Peter J. Adamski, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the New York Helmsley Hotel, TurtleBay Room, 212 East 42nd Street, New York, New York, 10017, on December 12, 2000, at 2:00 p.m., New York Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE and FOR THE APPROVAL OF PROPOSAL 2.

        (Continued and to be signed and dated on the other side)

                                                                                         [ ] Please mark your votes
                                                                                                as this example

1(a).   Election of Directors by holders of Common Stock                 GRANT                     WITHHOLD
                                                                        [      ]                   [      ]
                                                                       AUTHORITY                   AUTHORITY
                                                                to vote for all nominees   to vote for all nominees
                                                                listed (except as marked        listed at left
                                                                  in the contrary, see
                                                                   instruction below)

        Michael S. Falk, Amy L. Newmark, Alvin C. Rice and               GRANT                     WITHHOLD
        Chester N. Winter                                               [      ]                   [      ]
                                                                       AUTHORITY                   AUTHORITY
                                                                to vote for all nominees   to vote for all nominees
                                                                listed (except as marked        listed at left
                                                                  in the contrary, see
                                                                   instruction below)

1(b).   Election of Directors by holders of Series C
        Preferred Stock

        Edwin M. Cooperman and Barry A. Kaplan

        INSTRUCTION:  To withhold authority to vote for any
        individual nominee, line through the name of the
        nominee above.

2.      Proposal to ratify M.R. Weiser & Co. LLP as                   FOR             AGAINST            ABSTAIN
        independent auditors and public accountants                    [      ]          [      ]            [      ]

        The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

                                                                                                              Dated,                                                                                                  2000

                                                                                                              Class of Stock

                                                                                                               Signatue(s)

                                                                                                               Signatue

Please sign exactly as your name appears and return this Proxy immediately in the enclosed stamped self-addressed envelope.